Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 10/31/2007

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  269

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  - (1)
	    Class C	      $  - (1)
	    Class Y	      $  0

	   (1) less than $500


72EE.	1.  Total capital gains distributions for which record pass during the period (000's omitted)
	    Class A	      $ 79

	2. Total capital gains distributions for which record pass during the period (000's omitted)
	    Class B                - (1)
	    Class C                - (1)
	    Class Y		   0

	    (1) less than $500


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.22

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.08
    	    Class C	      $ 0.08
	    Class Y	      $ 0.00


73B.	1.  Distributions of capital gains (per share)
	    Class A	      $ 0.06

	2.  Distributions of capital gains (per share)
	    Class B	      $ 0.06
    	    Class C	      $ 0.06
	    Class Y	      $ 0.00


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         2947

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B               306
	    Class C               966
	    Class Y		   54


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 18.70

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 18.52
	    Class C           $ 18.52
	    Class Y	      $ 18.71



Series 5

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         1521

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B              - (1)
	    Class C              - (1)

	    (1) less than 500 shares outstanding

74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 13.48

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 13.36
	    Class C           $ 13.37